                                                                    Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

  The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                                     State or Country of
     Name of Subsidiary                                Incorporation
     ------------------                              ------------------

     Apogee Enterprises International, Inc.               Barbados
     W.S.A., Inc.                                         Minnesota
     Viracon/Curvlite, Inc.                               Minnesota
     Tru Vue, Inc.                                        Illinois
     The Glass Depot, Inc.                                Minnesota
     Prism Assurance, Ltd.                                Vermont
     First Call, Inc.                                     Florida
     Harmon Glass Company                                 Minnesota
     Apogee Sales Corporation (1)                         South Dakota
     Marcon Coatings, Inc. (2)                            Minnesota
     Harmon Contract Asia, Ltd. (3)                       Minnesota
     Harmon Contract U.K., Limited (4)                    United Kingdom
     Viratec Thin Films, Inc. (5)                         Minnesota
     Empire State Auto & Plate Glass, Inc. (7)            New York
     Harmon Glass of Canada Ltd. (1) (6)                  Canada
     Harmon CFEM Facades (UK) Ltd. (8)                    United Kingdom
     Harmon Contract, Inc. (9)                            Minnesota
     Norshield Corporation (9)                            Alabama
     The Glass Depot of New York, Inc. (10)               Minnesota
     Harmon Contract Asia Sdn Bhd (11)                    Malaysia
     Harmon Europe S.A. (12)                              France
     Viratec International, Inc.  (13)                    Barbados
     Harmon LTS (14)                                      France
     Harmon/CFEM Facades S.A. (15)                        France
     Harmon Facalu S.A. (15)                              France
     Harmon Sitraco S.A. (15)                             France

(1)  Owned by Harmon Glass Company
(2)  50% owned by W.S.A., Inc.
(3)  Owned by Harmon Contract, Inc.
(4)  99.99%  owned by Harmon Contract, Inc. and .01% by Apogee Enterprises, Inc.
(5)  Owned by Marcon Coatings, Inc.
(6)  Inactive
(7)  66.67% owned by Harmon Glass Company
(8)  99.99% owned by Harmon Europe S.A. and .01% by Apogee Enterprises, Inc.
(9)  Owned by W.S.A., Inc.
(10) Owned by The Glass Depot, Inc.
(11) Owned by Harmon Contract Asia, Ltd.
(12) 75% owned by various Apogee entities
(13) Owned by Viratec Thin Films, Inc.
(14) 99.5% owned by Harmon Europe S.A.
(15) Owned by Harmon Europe S.A.